UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.          Other Events.

On April 8, 2019, the 7th Circuit Court for the County of Genesee, Michigan issued an order directing notice to shareholders of a proposed settlement by and among Diplomat Pharmacy, Inc. (the “Company”), the plaintiff, and all named individual defendants in the shareholder derivative action entitled Shim v. Hagerman, et al., No. 17-109223-CB (Mich. Cir. Ct.).

A hearing to determine whether the court should approve the settlement has been scheduled for June 17, 2019, at 8:30 a.m. in Courtroom 307 at the Genesee County Circuit Court, 900 S. Saginaw Street, Flint, MI 48502.  Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court by no later than June 3, 2019.  Additional information concerning the terms of the proposed settlement, the June 17, 2019 hearing, and the requirements for objections can be found in the Notice of Pendency and Proposed Settlement of Stockholder Action, attached hereto as Exhibit 99.1.  Also attached as Exhibit 99.2 is the Stipulation of Settlement.  This Form 8-K and the attachments are available on the Company’s investor relations website at http://ir.diplomat.is/investors/.

ITEM 9.01.          Financial Statements and Exhibits.

No.	Description
99.1	Notice of Pendency and Proposed Settlement of Stockholder Action
99.2	Stipulation of Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Brian T. Griffin
Brian T. Griffin
Chief Executive Officer

Date: April 22, 2019